                                                                    Exhibit 23.3

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 26, 1999, with respect to the consolidated financial statements of Tunes.com, Inc. and to the use of our report dated June 22, 1998 with respect to the financial statements of Tunes Network, Inc. included in the Registration Statement on Form S-4 and related Prospectus of EMusic.com, Inc. for the registration of 9,097,952 shares of its common stock.

                                          /s/ Ernst & Young LLP

Chicago, Illinois
January 10, 2000